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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 24, 2009, relating to the financial statements of Bill Barrett Corporation and the effectiveness of Bill Barrett Corporation's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Bill Barrett Corporation for the year ended December 31, 2008, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
April 23, 2009

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  Exhibit 23.1